SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 5, 2012

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On November 5, 2012, Extra Space Storage Inc. issued a press release regarding the acquisitions described below. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Extra Space Storage Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01 OTHER EVENTS

The following sets forth certain recent developments for Extra Space Storage Inc.

Recent Developments

On November 1, 2012, we entered into a letter of intent to acquire a joint venture partner’s interest in one of our existing joint ventures that owns 21 self-storage properties in 11 states. All of the properties owned by the joint venture are currently operated by us under the Extra Space Storage brand. The joint venture properties contain approximately 1.7 million square feet of net rentable space in approximately 13,600 units. As of September 30, 2012, approximately 89.0% of the net rentable space at these properties was occupied. Upon closing, we expect to own 100% of the joint venture properties.

In addition, we have entered into definitive purchase agreements to acquire seven additional properties located in Florida, Maryland, Massachusetts and New Jersey, with an aggregate of approximately 575,000 square feet of net rentable space in approximately 5,800 units. As of September 30, 2012, approximately 86.6% of the net rentable space at these properties was occupied.

In total, we have agreed to acquire the above described properties for an aggregate purchase price of approximately $190.2 million, of which approximately $187.5 million is to be paid in cash at the respective closings and approximately $2.7 million of debt is to be assumed.

These acquisitions are subject to the completion of due diligence, the satisfaction of other closing conditions and, in the case of the acquisition of the joint venture partner’s interest, the negotiation and execution of a definitive purchase agreement. We intend to close each of these acquisitions by December 31, 2012; however, there can be no assurances that these conditions will be satisfied or that the acquisitions will close on the terms described herein, or at all.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated November 5, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: November 5, 2012	By	/s/ P. Scott Stubbs
		Name:	P. Scott Stubbs
		Title:	Executive Vice President and Chief Financial Officer

3